SCANA Corporation
                                1426 Main Street
                         Columbia, South Carolina 29201


                                                    May 22, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing with the Commission of the application-declaration on Form U-1 (File 70-9639) (the "Application-Declaration") of SCANA Corporation ("SCANA") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application-Declaration seeks approval for (i) the granting of awards of stock options, stock appreciation rights, restricted stock, performance shares and performance units (collectively, the "Awards") under SCANA's Long-Term Equity Compensation Plan (the "Plan"), (ii) the issuance by SCANA of up to five million shares of its no par value common stock (the "Common Stock") over the period beginning with the effective date of an order issued pursuant to the Application Declaration and continuing for a period of three years from the date of such order in connection with such Awards, and (iii) the solicitation of proxies with respect to the Plan at SCANA's 2000 Annual Meeting of Shareholders.

     I am general  counsel for SCANA and in connection  with this opinion I have
examined   originals  or  copies   certified  or  otherwise   identified  to  my
satisfaction of:

     (1)  The charter documents and by-laws of SCANA, as amended to date;

     (2)  Minutes of meetings of SCANA's shareholders and directors, as kept in

Securities and Exchange Commission
May 22, 2000
Page 2


          their respective minute books; and

     (3) The documents and agreements pertaining to the Awards and the solicitation of proxies therefor described in the Application-Declaration and such other certificates, documents and papers as I deemed necessary or appropriate for the purpose of rendering this opinion.

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates and documents. In addition, I have examined such questions of law as I considered necessary or appropriate for the purpose of rendering this opinion.

     The  opinions   expressed  below  are  subject  to  the  following  further assumptions and conditions:

     (a) The Commission shall have duly entered an appropriate order or orders with respect to the transactions contemplated in the Application-Declaration granting and permitting the Application-Declaration to become effective under the Act and the rules and regulations thereunder and the transactions contemplated in the Application-Declaration are consummated in accordance therewith.

     (b) A registration statement with respect to the shares of SCANA Common Stock to be issued in connection with the transactions contemplated in the Application-Declaration shall have become effective pursuant to the Securities Act of 1933, as amended (the "1933 Act"); no stop order shall have been entered with respect thereto; and the issuance of securities in connection with the transactions contemplated in the Application- Declaration shall have been consummated in compliance with the 1933 Act and the rules and regulations thereunder.

     (c)  The shareholders of SCANA shall have approved the Plan.

     (d) Certificates representing any shares of SCANA Common Stock issued pursuant to the Plan shall have been duly executed, countersigned, registered and delivered pursuant to the terms and subject to the conditions set forth in the Plan and authorized for listing on any securities exchange on which the SCANA Common Stock is then listed.

Securities and Exchange Commission
May 22, 2000
Page 3


     (e) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

     Based on the foregoing, and subject to the final paragraph hereof, I am of the opinion that when the Commission has taken the action requested in the Application-Declaration:

     (1) All state laws applicable to the transactions contemplated in the Application-Declaration have been complied with;

     (2) SCANA is validly organized and duly existing under the laws of the State of South Carolina;

     (3) The shares of SCANA Common Stock to be issued in connection with the transactions contemplated in the Application-Declaration will be validly issued, fully paid and non-assessable, and holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in the charter documents and by-laws of SCANA; and

     (4) The consummation of the transactions contemplated in the Application-Declaration will not violate the legal rights of the holders of any securities issued by SCANA.

     I hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

     I am a member of the State Bar of South Carolina and do not purport to be an expert on, nor do I opine as to, the laws of any jurisdiction other than the State of South Carolina and the federal laws of the United States of America.

                                       Very truly yours,

                                       /s/ H. Thomas Arthur
                                       -------------------------
                                       H. Thomas Arthur
                                       Senior Vice President and
                                         General Counsel